EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
EveryWare Global Inc.:

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-189373 and 333-188469) and Form S-8 (No. 333-190896) of EveryWare Global, Inc. of our report dated March 31, 2014, relating to the consolidated financial statements which are incorporated by reference in this Annual Report on Form 10-K.

/s/ BDO USA, LLP
New York, New York

March 31, 2014